Exhibit 3.2
THE COMPANIES ORDINANCE
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
DIGIFONICA (INTERNATIONAL) LIMITED
1. (a) The regulations contained in Table Ain the First Schedule to the Companies Ordinance, (hereinafter referred to as “Table A”), shall apply to the company, and together with the Regulations hereinafter contained, shall constitute the Regulations of the Company save in so far as they are hereby varied or excluded.
     (b) Regulations 66, 69 and 101 of Table Ain the said schedule shall not apply to the Company.
2 The Company is a Private Company within the meaning of the Companies Ordinance and accordingly the following provisions shall have effect namely:-
a) The right to transfer and transmit the shares of the Company is restricted in the manner hereinafter provided.
b) The number of Members of the Company (exclusive of persons who are in the employment of the Company and of persons who have been formerly in the employment of the Company who were, while in such employment and have continued after the termination of such employment to be Members of the Company) is limited to fifty provided that where two or more persons hold one or more Shares of the Company jointly, they shall for the purpose of this Article be treated as a single Member.
c) Any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is hereby prohibited.
SHARES
3. The Shares of the Company shall be allotted by the Directors to such persons at such tunes and upon such terms and conditions and either at a premium or at par as they think fit, and with full power to give to any person the call of any Shares either at par or at a premium during such time and for such consideration as the Directors think fit.
4. No Shares in the Company may be transferred to any person or company without the approval of the Board of Directors. The Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share whether or not it is a fully paid share

5. Subject to the provisions of Section 46 of the act, any preference shares may with the sanction of a special resolution be issued upon the terms that they are or at the option of the Company, are liable to be redeemed.
6. In regulation 7 of Table A, the words (“not being a fully paid share” and “other than fully paid shares”) shall be omitted and the lien conferred by that Regulation shall attach to all shares registered in the name of any person indebted or under liability to the Company whether he shall be the sole registered holder thereof or one of two or more joint holders.
7. The Company may issue redeemable shares on such terms and conditions as it sees fit. The Company may redeem, cancel, sell or otherwise deal in its own shares as permitted by law.
8. The Company may not issue share warrants to Bearer.
TRANSFER OF SHARES
9. The instrument of transfer may be in any usual or common form that the Directors approve of, and regulation 18 of Table A shall be amended accordingly.
GENERAL MEETING
10. A resolution in writing signed by all members for the time being entitled to attend and vote on such resolution at a General Meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a General Meeting of the Company duly convened and held and may consist of one or more documents in the like form each signed by one or more of the members, (or being bodies corporate, by their duly authorised representatives). Such a resolution may also consist of one or more telefax or facsimile messages in like form signed in the name of each or all of the Members provided that in the case of each such telefax or facsimile message the Secretary or any Director shall have endorsed the same with a certificate stating that he is satisfied as to the authenticity thereof.

11. Subject to Section 104 of the Companies Ordinance concerning Annual General Meetings, all other meetings (including Extraordinary General and Class Meetings of the members of the Company and all meetings of the Board of Directors including any committees of the Board of Directors) may be conducted by the use of a conference telephone or similar facility provided always that the Chairman of the Meeting notes his satisfaction that all of the members of the Company (in the case of Meetings of Members of the Company) and that all of the Directors of the Company (in the lace of Meetings of Directors of the Company):
(a)	have been notified of the convening of the Meeting and the availability of the conference telephone or similar facility for the meeting: and

(b)	can hear and contribute to the meeting and such participation in a meeting shall constitute presence in person at the meeting.
12. On a show of hands every member present in person or by proxy and entitled to vote shall have one vote and on a poll every member present in person or ny proxy shall have one vote for each share of which he is the holder. In the case of an equality of votes, whether on a show of hands or a poll, the Chairman of the Meeting shall have a second or casting vote.
13. The Company may from time to time in General Meeting increase or reduce the number of Directors. Any casual vacancy occurring in the Board of Directors may be filled by the Directors appointing another person to fill the vacancy. The Directors may also appoint additional Directors, subject to the maximum number permitted from time to time.
BORROWING POWERS
14. The Directors may exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.
15. The Directors may borrow or raise any such moneys as aforesaid upon or by the issue or sale of any bonds, debenture, debenture stock, or securities and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premiums or bonuses upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debenture, debenture stock or securities to exchange the same for shares in the Company or any class of shares authorised to be issued.

16. Subject as aforesaid, The Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future and confer upon any mortgagees or persons in whom the debenture , debenture stock or security is vested, such rights and powers as they think necessary or expedient, and they may vest any property of the Company in trustees for the purpose of securing any moneys so borrowed or raised and confer upon the trustees or any debenture holders such rights and powers as the Directors think necessary and expedient in relation to the undertaking or property of the Company, or the management of the realisation thereof or the making, receiving or enforcing of calls upon the members in respect of unpaid capital and otherwise and may make and issue debentures to trustees for the purpose of further securities and any such trustee may be remunerated.
17. The Directors may give security for the payment of moneys payable by the Company in like manner as for the payment of money borrowed or raised.
DIRECTORS
18. A resolution in writing signed by all Directors for the time being entitled to receive notice of a meeting of the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and may consist of one or more documents in the like form each signed by one or more of the Directors.
19. Any Director may in writing appoint any person who is approved by the majority of the Directors, to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present, and where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be an officer of the Company and shall not be entitled to be an agent of the Director appointing him. The remuneration payable to the Director appointing him, and the proportion thereof shall be agreed between them.
20. A Director shall not be required to hold any shares in the Company.
21. The Office of Director shall be vacated if the Director:-
a)	is adjudged bankrupt,

b)	becomes of unsound mind

c)	is absent from the meetings of the Directors for six months without the leave of the other directors or a majority of them,

d)	becomes prohibited by law from acting as a Director,

is removed from office under the provisions of Article 22 thereof,

resigns his office by notice in writing to the company regulation 72 of Table A shall be amended accordingly.
22. The Company may be ordinary resolution of which special notice has been given, or by special resolution remove any Director from office, notwithstanding any provisions of these presents or of any agreement between the Company and such Director, but without prejudice to any claim he may make for damages for breach of such agreement.
23. The Directors of the Company shall not be required to retire by rotation and Regulation 73 to 80 (inclusive) of Table A shall be amended accordingly.
24. A Director appointed to fill a casual vacancy or as an addition to the Board shall not automatically have to retire from office at the Annual General meeting next following his appointment and regulation 78 of Table A shall be amended accordingly.
25. The Directors may from time to time appoint one or more of their body to hold any executive office in the management of the business of the Company including the Office of President, Chairman, managing Director, Chief Executive Officer or any other title and deputies or assistants to these positions as the Directors may decide and on such terms as they think fit, and if no period or terms are fixed, then such executive shall comply with such directions as may be given to him by the Directors from time to time, and the appointment shall be automatically terminated (without prejudice to any claim he may have for damages for breach of contract or service between him and the Company) if he shall cease to be a Director.
26. Every Director shall be entitled to receive notices of and attend and speak at all General Meetings of the holders of any class of shares in the capital of the Company.
27. Unless and until otherwise determined by the Company in General Meeting, the number of Directors shall not be less than one nor more than twenty, the first. Directors will be the persons determined in writing by the majority of the subscribers of the Memorandum of Association.
28. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two when there are two or more Directors and one when there is a sole Director, and regulation 82 of Table A shall be amended accordingly.

29. The provisions of regulation 70 of Table Ain so far only as they relate to the duties of Directors present at any meeting to sign their names in a book to be kept for that purpose shall not apply to the Company.
30. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any Meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the Meeting for consideration.
31. A Meeting of the Directors or of the Members of the Company may be held in Gibraltar or elsewhere in the world.
POWER OF ATTORNEY
32. The Directors may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion ( not exceeding those vested in or exercisable by the Directors under these regulations) and for such period and subject to such conditions as they may think fit.
SECRETARY
33. The first Secretary of the Company shall be Eurolife Management Services Limited, who shall hold office until his resignation or is removed at a meeting of the Directors.
NOTICES
34. Any notice required to be given by the Company to any person (“the recipient”) under these articles may be given by mean of delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors, to the address or number of the recipient notified to the Company by the recipient for such purposes (or if not so notified, then to the address or number of the recipient last known to the Company). Any notice so given shall be deemed, in the absence of any agreement to the contrary between the Company and the recipient, to have been served at the expiration of 48 hours after dispatch and regulation 103 to 107 (inclusive) shall be modified accordingly.

CAPITALIZATION OF PROFITS
35. The Company in General Meeting may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.
36. Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provisions by the issue of fractional certificates or by payment in cash or otherwise as they think fit regarding the case of shares or debentures becoming distributable in fractions, and also to authorize any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalization, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.
RESERVE FUND
37. Before recommending a dividend the Directors may set aside any part of the net profits of the Company to a reserve fund, and may apply the same either by employing it in the business of the Company or by investing it in such manner as they shall think fit. Income arising from such reserve fund shall be treated as part of the gross profits of the Company. The reserve fund may be applied for the purpose of maintaining the property of the Company, replacing wasting assets, meeting contingencies, forming an insurance fund, equalising dividends, paying special dividends or bonuses, or for any other purpose for which the net profits of the Company may lawfully be used, and until the same shall be so applied it shall be deemed to remain undivided profit. The Directors may also carry forward to the accounts of the succeeding year or years any profit or balance of profit which they shall not think fit to divide or to place to reserve.
WINDING UP
38. If the Company shall be wound up the liquidator may, with the sanction of the extraordinary resolution of the company and any other such sanction required by the Ordinance, divide amongst the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different Classes of Members. The liquidator may with the like sanction , vest the whole or any part of such assets in trustees upon such trusts for the benefit of contributories as the liquidator with the like sanction shall think fit , but so that no member shall be compelled to accept any shares or other securities whereupon there is any liability.
THE SEAL
39. The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors , and in the presence of a Director and of a Secretary or two Directors and that the Director and the Secretary or two Directors aforesaid shall sign every instrument to which the Seal of the Company is so annexed in their presence.
40. The Company may have for use in as many territories, districts, or places outside Gibraltar as the Directors shall resolve, an official Seal which all be a facsimile of the Common Seal of the Company with the addition on its face of the name of every territory, district or place where the Seal is to be used.
INDEMNITY
41. Every Director, Secretary, Agent or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted and no Director or other officer shall be liable for any loss or damage incurred by the Company in the execution of the duties of his office or in relation thereto.

NAME, ADDRESSES & DESCRIPTION OF SUBSCRIBERS

Anthony Joseph Smith,
1 Corral Road,
Gibraltar
Consultant
Dated this 9th day of September 2004

/s/ Anthony Joseph Smith Anthony Joseph Smith
Witness to the above signatures:

/s/ K. Bntto

K. Bntto 33 Renown House, Laguna Estate Gibraltar